EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Form S-4 being filed under the Securities Exchange ACT of 1933 by Galena Acquisition Corporation, of our report dated, June 30, 2001, relating to our audit of the consolidated financial statements of Worldwide Technology Group, Ltd. And Subsidiaries, for the years ended June 30, 2000 and 1999, and to the reference of our firm under the captions "Expert" appearing in the above-referenced registration statement.

                              /S/WEINBERG  &  COMPANY,  P.A.
                              Certified  Public  Accountants

Los  Angeles,  California
November  6,  2001



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in the registration statement on Form S-4 Being filed under the Securities Exchange Act of 1933 by Galena Acquisition Corporation, of our report dated, February 15, 2001, relating to our audit of the financial statements of Galena Acquisition Corporation, for the year ended December 31, 2000, and to the reference of our firm under the captions "Expert" appearing in the above-referenced registration statement.


                              /S/WEINBERG  &  COMPANY,  P.A.
                              Certified  Public  Accountants


Boca Raton, Florida
November 6, 2001

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